SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2018

AMMO, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-29295	30-0957912
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 E. Thomas Road, #106
Scottsdale, Arizona 85251
(Address of principal executive offices)

480-947-0001
(Registrant's telephone number)

Check the appropriate box below if the Form 8 -K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

AMMO, INC.
Form 8-K Current Report

ITEM 3.02.  Unregistered Sales of Equity Securities.

On May 24, 2018, we called for the exercise of warrants to purchase a total of 4,947,600 shares of our Common Stock at a predetermined exercise price per share of Common Stock as provided in the Warrant Purchase Agreement because the average price for our Common Stock was equal to or exceeded $5.00 per share for a consecutive 30-day period, which occurred as of the close of business on May 21, 2018. The warrants called for exercise consisted of an aggregate of 4,790,100 warrants at an exercise price of $2.50, 67,500 warrants at an exercise price of $1.25 and 90,000 warrants at an exercise price of $0.50. Any warrants that are not exercised by July 6, 2018 would become null and void.

As a result of the call notice, a total of 1,972,800 shares of Common Stock were exercised at an average price of $2.42 per share and warrants to purchase an additional 2,974,800 shares of Common Stock were cancelled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMMO, INC.

Dated: July 12, 2018	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals Chief Executive Officer